AMENDED PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is made on May 11, 2011.

BETWEEN:

(1)	Lexon Technologies Inc, a company duly incorporated in and under the laws of the state of Delaware and listed on the OTC BB market (" Seller "); and

(2)	James Park and Young Won individuals and residents of California (“Buyers”).

WHEREAS

Reference is made to that Purchase Agreement dated December 31, 2010 between Buyers and Sellers.

This Agreement will serve as the amended agreement, and the previous agreement will be null and void.

Buyers compose the management of the company and because of the performance of Paragon Toner Division of Lexon Technologies, for fiscal year 2010 as well as in anticipation of a reverse merger, are willing to buy all of the assets and all of the liabilities of the Paragon toner division of Lexon Technologies Inc. in return of Buyers existing shares of Lexon Technologies Inc.

After the transaction and after the company receives shares, such shares will be cancelled by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable considerations, the receipt of which is hereby acknowledged, the Parties agree as follows:

1	PURCHASE

Seller agrees to sell all assets and liabilities of the Paragon Toner Division of Lexon Technologies Inc. in exchange of

James Park	133,300,000 shares
Young Won	66,700,000 shares

Representing a total of 200,000,000 shares of Lexon Technologies.

2	CLOSING

Share certificates of Lexon Technologies Inc. will be given to the company at the earliest date possible.

3	CANCELLATION OF SHARES

After the Closing occurs, the Company will cancel the 200,000,000 shares at the earliest date possible which will be done through the assistance of transfer agent and subject to Finra guidelines and SEC disclosure rules and regulations.

4.	REPRESENTATIONS AND COVENANTS

Seller represents and warrants to the Buyer that:

a)

Organization, Good Standing and Qualification - Seller is a company duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority to conduct this transaction.

b)

Authorization & Enforceability - Seller has all rights, powers and authority to enter into this Agreement and to consummate the transaction contemplated hereby. All actions on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement by Seller hereunder have been taken.

MISCELLANEOUS

Amendment - Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

Binding Effect & One Agreement - This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Law & Jurisdiction - NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

Legal Costs on Frivolous Claim - In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his or its claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other parties shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

Severability - The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

No Waiver - A waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

Further Acts - The parties shall execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Duplicate & Counterparts - This Agreement may be executed in two or more counterparts each of which is an original, but all of which shall together constitute one and the same instrument.

Signature Page to Follow

ACCEPTED AND AGREED

Signed by
for and on behalf of
Lexon Technologies Inc.

/s/ James Park
James Park
CEO / President

/s/ James Park
James Park

/s/ Young Won
Young Won